EXHIBIT 99.1
                                                                    ------------

                            UNITED-GUARDIAN ANNOUNCES
                              SPECIAL CASH DIVIDEND

     Hauppauge, NY, September 10, 2004 - United-Guardian, Inc. (AMEX:UG) reported today that its Board of Directors, at its September 9th meeting, declared a special cash dividend of $.25 per share to all stockholders of record as of the close of business on September 24, 2004. The dividend will be paid to stockholders on October 8, 2004.

     Ken Globus, President of United-Guardian, commented, "Despite the economic problems of the past few years our company has been successful in maintaining a solid level of profitability and cash flow. As a result, the company has generated sufficient cash reserves to enable us to pay this special cash dividend while still retaining more than adequate funds to meet our immediate and future needs. While our first priority will always be to explore new ways to grow the business, we continue to believe that stockholders should participate in our ongoing success through a generous dividend policy. Returning a portion of our earnings to our stockholders seems to make a lot of sense right now, especially in view of the favorable tax treatment that dividends currently receive."

     United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

                                                  Contact:  Robert S. Rubinger
                                                            Public Relations
                                                            (631) 273-0900

NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause Registrant's actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business please refer to the company's reports and filings with the Securities and Exchange Commission.